Exhibit 4.1

TORNIER N.V.

with registered seat at Amsterdam, the Netherlands,
trade register number 34250781

THIS CERTIFIES THAT

[              ]

IS THE OWNER OF

REGISTERED ORDINARY SHARE(S) OF EUR     EACH

By:
Title: Executive Director

                                      is the holder of the registered ordinary share(s) mentioned on the reverse side of this share certificate.

1.                                                  transfers such registered ordinary share(s) to                              on                                      , which Tornier N.V. acknowledged on                                          .

Signed	and		.
(signature transferor)		(signature Tornier N.V.)

2.                                                 transfers such registered ordinary share(s) to                              on                                      , which Tornier N.V. acknowledged on                                          .

Signed	and		.
(signature transferor)		(signature Tornier N.V.)

3.                                                 transfers such registered ordinary share(s) to                              on                                      , which Tornier N.V. acknowledged on                                          .

Signed	and		.
(signature transferor)		(signature Tornier N.V.)

This share certificate, the share(s) mentioned herein and the transfer of such share(s) are subject to the laws of the Netherlands and the Articles of Association of Tornier N.V.